  As filed with the Securities and Exchange Commission on September 22, 1999

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                   _________________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                      ___________________________________
                       IMAGING TECHNOLOGIES CORPORATION
            (Exact name of registrant as specified in its charter)


           Delaware                                      33-0021693
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       identification No.)


                            15175 Innovation Drive
                          San Diego, California 92128
                                (619) 613-1300
                   (Address of principal executive offices)
               ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENT
                             (Full title of plan)
                       ________________________________

                                  Brian Bonar
                                   President
                            15175 Innovation Drive
                              San Diego, CA 92128
                    (Name and address of agent for service)
                                (619) 613-1300
         (Telephone number, including area code of agent for service)
                                   Copy to:
                             Owen Naccarato, Esq.
                                  31 Grenache
                               Irvine, CA 92614
                                (949) 300-2487

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                            Proposed maximum      Proposed Maximum
Title of securities      Amount to be       offering price        Aggregate offering    Amount of
to be registered         Registered         per share             Price                 Registration fee
--------------------------------------------------------------------------------------------------------
Common Stock               917,500               .30                  $272,250              $75.69
($.005 par value)
--------------------------------------------------------------------------------------------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 917,500 warrants at $.30 per share.

                                    PART I

             INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

           *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by Imaging Technologies Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        (a) the Company's annual report on Form 10-K for the fiscal year ended June 30, 1998 (Commission File No. 0-12641):

        (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1998 through the date hereof;

        (c) the Registrant's Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

        (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law.

     Article Seventh of our certificate of incorporation provides that the registrant shall indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent permitted by
Section 145. Article Ninth of our certificate of incorporation provides that no director of our shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by the director as a director, except for a breach of the director's duty of loyalty to the corporation or its stockholders, for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, an unlawful stock purchase or payment of a dividend under Delaware law or for any transaction from which the director derived an improper personal benefit.

     Article X of our bylaws provides that the registrant shall indemnify its officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

     We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

     We maintain a directors and officers liability policy with Carolina Casualty that contains an aggregate limit of liability of $5,000,000. Furthermore, we maintain an excess directors and officers liability policy with Philadelphia Insurance Company for liability in excess of $5,000,000 that contains an aggregate limit of liability of $5,000,000 and also an excess directors and officers liability policy with Fireman's Fund for liability in excess of $10,000,000 that contains an aggregate limit of $5,000,000. All of these policies expire on October 1, 1999.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Experts

     The consolidated financial statements of the company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1998 have been audited by Boros & Farrington APC, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in Note 1 to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Boros & Farrington APC, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes::

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 22, 1999.



                                  Imaging Technologies Corporation


                                  By   /s/ Brian Bonar
                                  ----------------------------------------
                                  Brian Bonar, President & Chief Executive
                                  Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Bonar and Philip J. Englund, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                Title                                    Date
--------------------                     ----------------------------------       ----
/s/ Harry J. Saal                        Chairman of the Board of Directors       September 22, 1999
--------------------
Harry J. Saal

/s/ Charles J. Olson                     Vice President and Chief Financial       September 22, 1999
--------------------                       Officer
Charles J. Olson                         (Principal Financial & Accounting
                                          Officer)

/s/ Brian Bonar                          President and Chief Executive            September 22, 1999
--------------------                       Officer
Brian Bonar                              (Principal Executive Officer)


/s/ David M. Carver                       Director                                September 22, 1999
--------------------
David M. Carver

/s/ A.L. Dubrow                            Director                               September 22, 1999
--------------------
A.L. Dubrow

                               INDEX TO EXHIBITS

Exhibit                                                                                    Sequentially
NO.                                  Description                                           Numbered Pages
---                                  -----------                                           --------------

4.1                    Advisory and Consulting Agreements

4.1(A)                 Consulting Agreement

4.1(B)                 Consulting Agreement

5.1                    Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1                   Consent of Boros & Farrington APC.

23.2                   Consent of Counsel (included as part of Exhibit 5.1)

24                     Power of Attorney (Contained within Signature Page)
